EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Stock Option Subscription Plan, BSA Subscription Plan and BSA (Warrants) Issuance Agreements of Sequans Communications S.A. of our report dated March 29, 2013, with respect to the consolidated financial statements of Sequans Communications S.A. included in the Annual Report (Form 20-F) for the year ended December 31, 2012 filed with the Securities and Exchange Commission.

Ernst & Young Audit

/s/ Frédéric Martineau

Represented by Frédéric Martineau

Paris – La Défense, France
March 29, 2013